                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.
[ ]  Confidential for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                   AMERICA FIRST MORTGAGE INVESTMENTS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                    AMERICA FIRST MORTGAGE INVESTMENTS, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 25, 2000

     The Annual Meeting of Stockholders of America First Mortgage Investments, Inc. (the "Company") will be held at the Joslyn Art Museum, 2200 Dodge Street, Omaha, Nebraska on Thursday, May 25, 2000, at 10:00 a.m. Central Daylight Time, for the following purposes:

     (1) To elect two Class II directors.

     (2) To ratify the appointment of PricewaterhouseCoopers LLP as independent auditor for the Company for the fiscal year ending December 31, 2000.

     (3) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Enclosed herewith is a Proxy Statement setting forth information with respect to the election of Class II directors and the ratification of the appointment of the independent auditors of the Company.

     Only stockholders holding shares of Common Stock of record at the close of business on March 27, 2000 will be entitled to notice of, and to vote at, the meeting.

     Please sign and return the enclosed proxy card using the envelope provided. You can revoke your proxy at any time. If you attend the meeting in person, you may withdraw your proxy and vote in person.

                                          By Order of the Board of Directors

                                          /s/ William S. Gorin
                                          William S. Gorin, Secretary

New York, New York
March 30, 2000

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION FOR PROXIES TO ENSURE A QUORUM AT THE ANNUAL MEETING.

                    AMERICA FIRST MORTGAGE INVESTMENTS, INC.
                                399 Park Avenue
                                   36th Floor
                            New York, New York 10022
                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                                       OF
                                  COMMON STOCK

     This Proxy Statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of America First Mortgage Investments, Inc. (the "Company") to be held on May 25, 2000 at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Only holders of Common Stock of record at the close of business on March 27, 2000 (the "Record Date") will be entitled to vote at the Annual Meeting. This Proxy Statement and the proxy cards are first being mailed to stockholders on or about March 30, 2000.

     The accompanying proxy is solicited on behalf of the Board of Directors of the Company and is revocable at any time before it is exercised by written notice of termination given to the Secretary of the Company or by filing a later-dated proxy with him. Furthermore, stockholders who are present at the Annual Meeting may withdraw their proxies and vote in person. All shares of the Company's Common Stock represented by properly executed and unrevoked proxies will be voted by the Board of Directors of the Company in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted "FOR" each of the proposals set forth in this Proxy Statement for consideration at the Annual Meeting. In addition, the directors believe outstanding shares owned by executive officers and directors of the Company will be voted "FOR" each such proposal. Such shares represent approximately 3.3% of the total shares outstanding as of March 10, 2000. Shares of Common Stock entitled to vote and represented by properly executed, returned and unrevoked proxies will be considered present at the meeting for purposes of determining a quorum, including shares with respect to which votes are withheld, abstentions are cast or there are broker nonvotes.

     The principal executive offices of the Company are at 399 Park Avenue, 36th floor, New York, New York 10022.

VOTING SECURITIES AND BENEFICIAL OWNERSHIP THEREOF BY PRINCIPAL STOCKHOLDERS, DIRECTORS AND OFFICERS

     On March 10, 2000, there were 8,917,842 issued and outstanding shares of Common Stock. Each share of Common Stock is entitled to one vote upon each matter to be voted on at the Annual Meeting. Stockholders do not have the right to cumulate votes in the election of directors.

     As of March 10, 2000, the directors and executive officers of the Company beneficially owned the following shares of the Company's Common Stock. The Company does not believe that any stockholder owns more than 5% of the Company's Common Stock.

                                                             NUMBER OF SHARES
                                                               BENEFICIALLY     PERCENT OF
                           NAME                                  OWNED(1)         CLASS
                           ----                              ----------------   ----------
Michael B. Yanney, Director, Chairman of the Board.........      336,871(2)        3.7%
Stewart Zimmerman, Director, President and Chief Executive
  Officer..................................................      114,100(3)        1.3%
William S. Gorin, Executive Vice President and Secretary...       96,850(3)        1.1%
Ronald Freydberg, Senior Vice President....................       71,450(3)       *
Gary N. Thompson, Chief Financial Officer and Treasurer....       18,750(3)       *
Michael L. Dahir, Director.................................        8,885(3)       *
George Janzen, Director....................................        8,885(3)       *
George H. Krauss, Director.................................       71,250(3)       *
Gregor Medinger, Director..................................        9,885(3)       *
W. David Scott, Director...................................        8,985(3)       *
All executive officers and directors as a group (10
  persons).................................................      745,911(3)        8.0%

---------------
* Less than 1% of class.

(1) Each director and executive officer has sole voting and investment power over the shares he beneficially owns, and all such shares are owned directly unless otherwise indicated.

(2) Includes 220,621 shares which are owned of record by entities which Mr. Yanney controls and 116,250 shares of the Company's common stock which may be acquired within 60 days of March 10, 2000, pursuant to the exercise of options by Mr. Yanney.

(3) Includes 100,000, 68,750, 71,250, 18,750, 5,000, 5,000, 56,250, 5,000, 5,000
    and 451,250 shares of the Company's common stock which may be acquired within 60 days of March 10, 2000, pursuant to the exercise of options by Messrs. Zimmerman, Gorin, Freydberg, Thompson, Dahir, Janzen, Krauss, Medinger and Scott, and all executive officers and directors as a group, respectively.

                             ELECTION OF DIRECTORS

BOARD OF DIRECTORS AND COMMITTEES

     The full Board of Directors of the Company is composed of seven directors. The Board of Directors is divided into three classes with directors in each class serving for a term of three years. The terms of office of the current Class I, Class II and Class III directors will expire in 2002, 2000 and 2001, respectively. The Board of Directors has nominated Michael L. Dahir and George
H. Krauss as Class II directors to serve three-year terms expiring in 2003. Mr. Dahir and Mr. Krauss have each expressed an intention to serve, if elected, and the Board of Directors knows of no reason why either of Mr. Dahir or Mr. Krauss might be unavailable to serve. If either of Mr. Dahir or Mr. Krauss is unable to serve as a Class II director, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may recommend. There are no arrangements or understandings between either of Mr. Dahir or Mr. Krauss and any other person pursuant to which they were selected as nominees. The election of a director requires the affirmative vote of a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote. Consequently, votes withheld and broker nonvotes with respect to the election of directors will have no impact on the election of directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF MR. DAHIR AND MR. KRAUSS AS CLASS II DIRECTORS.

     The table below sets forth certain information regarding the directors of the Company. All members of, and nominees to, the Board of Directors have held the positions with the companies (or their predecessors) set forth under "Principal Occupation" for at least five years, unless otherwise indicated.

                                                PRINCIPAL                      DIRECTOR   TERM TO
        NAME          AGE                      OCCUPATION                       SINCE     EXPIRE
        ----          ---                      ----------                      --------   -------
                                            NOMINEES
Michael L. Dahir....  51    President and Chief Executive Officer of Omaha       1998      2000
                            State Bank
George H.             58    Consultant to America First Companies L.L.C.(2)      1998      2000
  Krauss(1).........        and Consultant to the law firm of Kutak Rock LLP

                                 DIRECTORS CONTINUING IN OFFICE
Stewart Zimmerman...  55    President and Chief Executive Officer of the         1998      2001
                            Company
George V. Janzen....  71    Independent Investment Consultant                    1998      2001
W. David Scott......  38    President and Chief Executive Officer of Magnum      1998      2001
                              Resources, Inc.
Michael B.            66    Chief Executive Officer of America First             1998      2002
  Yanney(2).........        Companies L.L.C.(3)
Gregor Medinger.....  56    President of HVB Capital Markets, Inc.               1998      2002

---------------
(1) Mr. Krauss has been a consultant to America First Companies L.L.C. since 1997. Mr. Krauss also serves as a Director on the Boards of Directors of Gateway Inc. and Bayview Capital Corporation.

(2) Mr. Yanney also serves as a Director on the Boards of Directors of Burlington Northern Santa Fe Corporation, RCN Corporation, Level 3 Communications, Inc., Forest Oil Corporation, Freedom Communications, Inc., Magnum Resources, Inc., Rio Grande Medical Technologies, Inc., and Telecom Technologies, Inc.

(3) America First Companies L.L.C. is an affiliate of the Company.

Information regarding other executive officers of the Company is found in the Company's Form 10-K, a copy of which accompanies this Proxy Statement.

     The Board of Directors conducts its business through meetings of the Board and actions taken by written consent in lieu of meetings and by the actions of its committees. During the year ended December 31, 1999, the Board of Directors held eight meetings and acted by written consent in lieu of a meeting four times. All directors attended at least 75% of the meetings of the Board of Directors and of the committees of the Board of Directors on which they served during 1999.

     The Board of Directors has established and assigned certain responsibilities to an Audit Committee and a Compensation Committee. In addition, the Board of Directors has delegated certain functions and authority to America First Mortgage Advisor Corporation (the "Advisor") pursuant to the terms of an Advisory Agreement between the Company and the Advisor. The Advisor at all times is subject to the supervision of the Board of Directors and only has such functions and authority as the Company delegates to it. The Advisor is responsible for the day-to-day operations of the Company and performs such services and activities relating to the assets and operations of the Company as is agreed upon by the Advisor and the Board of Directors of the Company. The Advisor also acts as a consultant to the Company with respect to investments and policy decisions and provides the Company with the executive and administrative personnel and services required in rendering its services.

     AUDIT COMMITTEE. The functions performed by the Audit Committee include the review and oversight of all transactions among the Company and its directors, officers, holders of 5% or more of its shares of Common Stock or any affiliates, periodic review of the Company's financial statements and meetings with the Company's independent auditors. The Bylaws require that the entire Audit Committee be comprised of Directors who are not employees of the Company. The Audit Committee is composed of Directors Janzen and Scott. The Audit Committee held two meetings during fiscal 1999.

     COMPENSATION COMMITTEE. The duties of the Compensation Committee include determining the compensation of the Company's executive officers and the administration of the Company's Amended and Restated 1997 Stock Option Plan (the "Stock Option Plan"). The Bylaws require that a majority of the members of the Compensation Committee be Directors who are not employees of the Company. The Compensation Committee consisted of Directors Medinger and Dahir. The Compensation Committee met once during fiscal 1999.

     The Company does not have a standing nominating committee. Nominations for Directors are made by the entire Board of Directors.

COMPENSATION OF DIRECTORS

     Directors who are not officers of the Company or of the Advisor or its affiliates (the "Independent Director") receive annual directors' fee of $20,000, of which $10,000 is paid in cash and $10,000 is paid in the form of shares of the Company's Common Stock. The number of shares of Common Stock issued is based on the fair market value at the date of issuance. Directors are also eligible to receive grants of stock options and dividend equivalency rights ("DERs") under the Company's Stock Option Plan. A DER entitles its holder to receive a cash payment equal to the dividends paid on one share of the Company's Common Stock. Upon their initial election to the Board in 1998, each Independent Director was awarded 1,250 DERs and an option to acquire 5,000 shares of the Company's Common Stock. The Independent Directors also receive a fee of $1,000 for each annual or scheduled special meeting of the Board of Directors that they attend. All members of the Board of Directors are reimbursed for travel and other expenses incurred by them in connection with attending any meetings.

COMPENSATION OF EXECUTIVE OFFICERS

     The only remuneration that the Company may provide to its executive officers is grants of stock options and DERs under the Company's Stock Option Plan. The executive officers of the Company are paid a salary and bonus and receive certain employee benefits from America First Companies L.L.C., the parent of the Advisor ("America First"). However, the Company does not reimburse either America First or the Advisor for the salary, bonus or other employee benefits of these executive officers. Accordingly, the Company does not directly or indirectly pay its executive officers any salary or bonus or provide them with any employee benefits, except under its Stock Option Plan.

     The following table sets forth information regarding the annual and long-term compensation paid by the Company and America First to the Company's Chief Executive Officer and the other executive officer of the Company whose total salary and bonus paid with respect to acting as an executive officer of the Company during 1999 exceeded $100,000 (the "Named Executive Officers"). No information is presented for years prior to 1998 since the Company did not begin operations until April 9, 1998.

                           SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM COMPENSATION(2)
                                            ANNUAL COMPENSATION(1)               AWARDS
                                           -------------------------    -------------------------
                                           (B)       (C)       (D)           (G)           (G)
                   (A)                                                   SECURITIES
                NAME AND                                                 UNDERLYING
                PRINCIPAL                          SALARY     BONUS     OPTIONS/SARS
                POSITION                   YEAR      ($)       ($)           (#)         DERS(3)
                ---------                  ----    -------    ------    -------------    --------
Stewart Zimmerman,                         1999    275,700    90,000       100,000             0
  President and Chief                      1998    274,617    55,000       100,000       100,000
  Executive Officer
Ronald Freydberg,                          1999    132,500    75,000        75,000             0
  Senior Vice President                    1998    132,500    50,000        70,000        70,000

---------------
(1) All salary and bonus are paid by America First Companies L.L.C., the parent of the Advisor. Other than the salary and bonus amounts shown, no Named Executive Officer received any other form of annual compensation required to be reported under the rules of the Securities and Exchange Commission.

(2) All amounts represent options to acquire Common Stock of the Company. As of March 10, 2000, 100,000 and 71,250 of the options were vested (or would vest within 60 days) for Messrs. Zimmerman and Freydberg, respectively. The Company does not maintain any plan that awards restricted stock or stock appreciation rights ("SARs") to its executive officers.

(3) Of the DERs awarded in 1998, dividend equivalency payments were made to Mr. Zimmerman and Mr. Freydberg in 1998 only with respect to vested DERs of 25,000 and 17,500, respectively. In 1999, dividend equivalency payments were made to Mr. Zimmerman and Mr. Freydberg with respect to average vested DERs of 43,750 and 30,625, respectively. The aggregate amount of dividend equivalency payments during 1998 and 1999 to the Named Executive Officers were below the disclosure threshold established under the rules of the Securities and Exchange Commission.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

     Under the Company's Stock Option Plan, the Compensation Committee may grant either qualified or non-qualified stock options to the directors, officers and employees of the Company, the Advisor or their subsidiaries. The following table sets forth certain information with respect to stock options granted to the Named Executive Officers of the Company during fiscal years 1998 and 1999:

                                                        PERCENT OF
                                          NUMBER OF       TOTAL
                                            SHARES       OPTIONS                                 GRANT
                                          UNDERLYING    GRANTED TO                                DATE
                                           OPTIONS     EMPLOYEES IN   EXERCISE   EXPIRATION     PRESENT
              NAME                 YEAR    GRANTED     FISCAL YEAR     PRICE        DATE        VALUE(1)
              ----                 ----   ----------   ------------   --------   ----------    ----------
Stewart Zimmerman                  1999    100,000          33%        $4.875    August 2009    $ 66,000
                                   1998    100,000          20%        $9.375    April 2008     $188,000
Ronald Freydberg                   1999     75,000          25%        $4.875    August 2009    $ 49,500
                                   1998     70,000          14%        $9.375    April 2008     $131,600

---------------
(1) In accordance with the Securities and Exchange Commission rules, grant date present value is determined using the Black-Scholes option-pricing model. The Black-Scholes model is a complicated mathematical formula widely used to value exchange-traded options. However, stock options granted by the Company are long-term, non-transferable and subject to vesting restrictions, while exchange-traded options are short-term and can be exercised or sold immediately in a liquid market. The Black-Scholes model relies on several key assumptions to estimate the present value of options, including the volatility of, and dividend yield on, the security underlying the option, the risk-free rate of return on the date of grant and the term of the option. In calculating the grant date present values for fiscal 1998 grants set forth in the table, because the Company had no trading history prior to the Merger Date, the Company utilized assumptions consistent with activity of a comparable peer group of companies. The following weighted average assumptions were used: expected volatility of 25%; dividend yield of 0% (6% for DER payments); risk free interest rate of 5.5%; and expected life of five years. For fiscal 1999 grants, the Company had an adequate trading history of its own and utilized the following information based on market information/rates at date of grant: expected volatility of 35%, dividend yield of 10.25%, risk free interest rate of 5.25%, and expected life of five years.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

     No options were exercised during fiscal 1999 by any Named Executive Officer. The following table sets forth certain information concerning the number of unexercised options and the value of unexercised options at the end of fiscal 1999 held by the Company's Named Executive Officers.

                (A)                      (B)              (C)                  (D)                 (E)
                                                                            NUMBER OF           VALUE OF
                                                                            SECURITIES         UNEXERCISED
                                                                            UNDERLYING        IN-THE-MONEY
                                                                           UNEXERCISED       OPTIONS/SARS AT
                                                                         OPTIONS/SARS AT       FISCAL YEAR
                                       SHARES                           FISCAL YEAR END(#)       END($)
                                     ACQUIRED ON                           EXERCISABLE/       EXERCISABLE/
               NAME                  EXERCISE(#)   VALUE REALIZED ($)     UNEXERCISABLE       UNEXERCISABLE
               ----                  -----------   ------------------   ------------------   ---------------
Stewart Zimmerman                        -0-              -0-             75,000/125,000         -0-/-0-
Ronald Freydberg                         -0-              -0-              53,750/91,250         -0-/-0-

LONG-TERM INCENTIVE PLANS AND OTHER MATTERS

     The Company does not maintain a long-term incentive plan or pension plan (as defined in Item 402 of SEC Regulation S-K) for its officers and has not repriced any stock options for any of its officers during the last fiscal year. However, the Company does maintain the Stock Option Plan which was adopted on December 12, 1997. The Stock Option Plan authorizes the Board of Directors, or a committee of the Board of Directors, to grant Incentive Stock Options ("ISOs") as defined under section 422 of the Internal Revenue Code, Non-Qualified Stock Options ("NQSOs") and Dividend Equivalent Rights ("DERs") to directors, officers and employees of the Company and the Advisor. Non-employee directors and certain other persons providing services to the Company are eligible to receive grants of NQSOs with DERs pursuant to the provisions of the Stock Option Plan. The exercise price for any options granted to eligible persons under the Stock Option Plan may not be less than the fair market value of the common stock on the day of the grant. The options expire if not exercised ten years after the date granted.

     As of January 1, 1999, there were outstanding options to acquire a total of 520,000 shares of the Company's common stock at a purchase price of $9.375 per share. During 1999, the Company issued additional options to acquire a total of 300,000 shares of its Common Stock at a purchase price of $4.875 per share. No options expired or terminated during 1999 and none were exercised during the year. The Stock Option Plan authorizes the granting of options to purchase an aggregate of up to 1,000,000 shares of the Company's common stock, but not more than 10% of the total outstanding shares of the Company's common stock. As of March 10, 2000, options for 71,784 shares of Common Stock remained available for issuance under the Stock Option Plan.

     The Stock Option Plan has been amended twice since its adoption. The first amendment was adopted in August 1999 and provided that, for purposes of determining if any individual had received options to acquire more than 100,000 shares of the Company's Common Stock over the life of the Stock Option Plan, any awards made prior to the 2000 Annual Meeting of Shareholders would not be counted. The Stock Option Plan was further amended in March 2000 in order to eliminate the distinction between non-employee directors serving on the Compensation Committee ("Class I Participants") and all other eligible participants ("Class II Participants"). The Stock Option Plan originally provided that Class I Participants were to receive an initial award of 5,000 NQSOs upon initial appointment to the Board of Directors and additional options at such times, if any, that the Company issues additional stock in a registered public offering, but these Class I Participants were not eligible to receive any other options or DERs under the Stock Option Plan. Class II Participants were eligible to receive awards of options and DERs under the Stock Option Plan at such time and in such amounts as determined by the Compensation Committee. The amendment provided that all eligible participants may be awarded options and/or DERs under the Stock Option Plan as determined by the Compensation Committee, except that awards to directors serving on the Compensation Committee must be approved by a majority of the Directors who are not serving on the Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The report is not deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission (the "SEC") or subject to the SEC's proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the "1934 Act"), and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933 or the 1934 Act.

     EXECUTIVE OFFICER COMPENSATION. The only compensation that the Company may provide to its executive officers are awards of options to acquire shares of the Company's Common Stock and DERs under the Company's Stock Option Plan. A stock option allows its holder to acquire shares of the Company's Common Stock at a set price during a defined period of time. A DER entitles its holder to receive a cash payment equal to the dividends paid on one share of the Company's Common Stock. The Compensation Committee may make awards of stock options and DERs to its executive officers in order to provide an incentive to maximize their efforts on behalf of the Company by providing them with a proprietary interest in the Company. Such awards also encourage executive officers to remain employed with the Company and assist the Company in its efforts to attract new executive officers as the need arises. The Compensation Committee has discretionary authority to award stock options and DERs to the Company's executive officers and to determine the terms of such awards.

     During 1999, each of the executive officers of the Company was awarded stock options and DERs under the Company's Stock Option Plan. The Compensation Committee determined which of the executive officers are eligible to receive grants of stock options based on a number of factors, including their positions and responsibilities, the nature and value to the Company of such individuals accomplishments during the year and the potential contribution of such individuals to the ongoing success of the Company.

     COMPENSATION OF CEO. During fiscal 1999, Stewart Zimmerman, the chief executive officer of the Company, was awarded options to acquire 100,000 shares of the Company's Common Stock at $4.875 per share. The exercise price of the options is equal to the price at which the Common Stock traded on August 13, 1999, the date the options were granted. Therefore, the options were designed as an incentive for Mr. Zimmerman to implement the Company's investment strategy in a manner designed to increase the value of the Company's Common Stock. These stock options represent the entire remuneration received by Mr. Zimmerman from the Company. He received no cash compensation from the Company for serving as chief executive officer during fiscal 1999. Accordingly, the Compensation Committee believes that the compensation provided by the Company is very reasonable to the Company compared with compensation packages provided to chief executive officers of similar companies in the same industry.

     COMPLIANCE WITH SECTION 162(M) OF THE INTERNAL REVENUE CODE. The current tax law imposes an annual, individual limit of $1 million on the deductibility of the Company's compensation payments to its executive officers. Specified compensation is excluded for this purpose, including performance-based compensation, provided that certain conditions are satisfied. The Committee has determined to preserve, to the maximum extent practicable, the deductibility of all compensation payments to the Company's executive officers.

                                          Gregor Medinger
                                          Michael L. Dahir

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     There are no compensation committee interlocks and no insider participation in compensation decisions that are required to be reported under the rules and regulations of the Securities Exchange Act of 1934.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Except as described herein, the Registrant is not a party to any transaction or proposed transaction with any person who is (i) a director or executive officer of the Registrant, (ii) a nominee for election as a director,

(iii) an owner of more than 5% of the Common Stock or (iv) a member of the immediate family of any of the foregoing persons.

     Michael Yanney, the Chairman and a director of the Company, George Krauss, a director of the Company, and Gary Thompson, an executive officer of the Company, are equity owners of America First Companies L.L.C. ("America First"). Subsidiaries of America First engaged in the following transactions with the Company during 1999:

     The Advisor manages the operations and investments of the Company and performs administrative services for the Company. In turn, the Advisor receives a management fee payable monthly in arrears in an amount equal to 1.10% per annum of the first $300 million of stockholders' equity of the Company, plus 0.80% per annum of the portion of stockholders' equity of the Company above $300 million. The Company also pays the Advisor, as incentive compensation for each fiscal quarter, an amount equal to 20% of the dollar amount by which the annualized return on equity for such fiscal quarter exceeds the amount necessary to provide an annualized return on equity equal to the ten-year U.S. Treasury Rate plus 1%. During 1999, the Advisor earned a base management fee of $761,646. The Advisor earned incentive compensation of approximately $741,233 in 1999. Approximately, $433,000 of the incentive fee earned in 1999 was attributable to the sale of undivided interests in the net assets of four assisted living centers held by a corporation in which the Company holds a 95% economic interest.

     America First Properties Management Company L.L.C. (the "Manager") provides property management services for certain of the multifamily properties in which the Company has an interest. The Manager receives a management fee equal to a stated percentage of the gross revenues generated by the properties under management, ranging from 3.5% to 4% of gross revenues. Such fees paid by the Company in 1999 amounted to $325,213.

COMPANY PERFORMANCE

     The graph is not deemed to be "soliciting material" or to be "filed" with the SEC or subject to the SEC's proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the "1934 Act"), and the graph shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933 or the 1934 Act.

     The following graph and table set forth certain information comparing the cumulative total return from a $100 investment in the Company and in the stocks making up two comparative stock indices on April 13, 1998, the date the Company's Common Stock commenced trading, through the end of the Company's fiscal 1999. The following graph reflects stock price appreciation and the value of dividends reinvested on a monthly basis for the Company's Common Stock and for each of the comparative indices. The information herein has been obtained from sources believed to be reliable, but neither its accuracy nor its completeness is guaranteed.

                                      LOGO


                           13Apr98   Jun98    Sep98    Dec98    Mar99    Jun99   Sep99   Dec99
America First Mortgage     100.00    86.65    67.94    56.43    59.71    65.44   67.32   64.93
Investments, Inc.

Standard & Poor's          100.00   102.56    92.36   112.03   117.61   125.90  118.04  135.60
Composite 500 index

Mortgage REIT peer         100.00    79.39    63.53    60.29    72.88    79.79   70.51   68.67
Group 1

---------------
(1) The Mortgage REIT Peer Group consists of Redwood Trust, Inc., Thornburg Mortgage Asset Corporation, American Residential Investment Trust, Inc. and Annaly Mortgage Management, Inc.

                     RATIFICATION OF APPOINTMENT OF AUDITOR

     PricewaterhouseCoopers LLP has been appointed by the Board of Directors as auditors for the Company and its subsidiaries for fiscal 2000. This appointment is being presented to the stockholders for ratification. The ratification of the appointment of auditor requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote. Abstentions will have the same effect as a vote against ratification. Broker nonvotes will not be considered shares entitled to vote with respect to ratification of the appointment and will not be counted as votes for or against the ratification.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S AUDITORS FOR FISCAL 2000.

     Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will be provided an opportunity to make a statement and to respond to appropriate inquiries from stockholders.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

     Pursuant to the Company's Bylaws, stockholder proposals submitted for presentation at the Annual Meeting, including nominations for directors, must have been received by the Secretary of the Company at its home office no earlier than 90 days prior to the Annual Meeting or later than 60 days prior to the Annual Meeting. Accordingly, any stockholder proposals must have been submitted between February 5 and March 6, 2000. Therefore, no stockholder proposal may be submitted at this time for consideration at the annual meeting.

     In order to be included in the Company's proxy statement relating to its 2001 annual meeting, stockholder proposals must be submitted by December 1, 2000 to the Secretary of the Company at its home office. The inclusion of any such proposal in such proxy material shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

                                 OTHER MATTERS

     Management does not now intend to bring before the Annual Meeting any matters other than those disclosed in the Notice of Annual Meeting of Stockholders, and it does not know of any business which persons, other than the management, intend to present at the meeting. The enclosed proxy for the Annual Meeting confers discretionary authority on the Board of Directors to vote on any matter proposed by stockholders for consideration at the Annual Meeting.

     The Company will bear the cost of soliciting proxies. To the extent necessary, proxies may be solicited by directors, officers and employees of the Company in person, by telephone or through other forms of communication, but such persons will not receive any additional compensation for such solicitation. The Company will reimburse brokerage firms, banks and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company's shares. In addition to solicitation by mail, the Company will supply banks, brokers, dealers and other custodian nominees and fiduciaries with proxy materials to enable them to send a copy of such materials by mail to each beneficial owner of shares of the Company's Common Stock which they hold of record and will, upon request, reimburse them for their reasonable expenses in so doing.

     The Company's Annual Report on Form 10-K, as filed by the Company with the Securities and Exchange Commission, is being mailed, together with this Proxy Statement, to all stockholders entitled to vote at the Annual Meeting. However, such Annual Report on Form 10-K is not to be considered part of this proxy solicitation material.

                                          By Order of the Board of Directors

                                          /s/ William S. Gorin
                                          William S. Gorin, Secretary

New York, New York
March 30, 2000

                                REVOCABLE PROXY
                    AMERICA FIRST MORTGAGE INVESTMENTS, INC.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AMERICA FIRST MORTGAGE INVESTMENTS, INC. FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, MAY 25, 2000 AND AT ANY ADJOURNMENT THEREOF.

     The undersigned hereby authorizes the Board of Directors of America First Mortgage Investments, Inc. (the "Company"), or any successors in their respective positions, as proxy, with full powers of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Joslyn Art Museum, 2200 Dodge Street, Omaha, Nebraska on Thursday, May 25, 2000, at 10:00 a.m., Central Daylight Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, in accordance with the instructions on the reverse hereof.

     THIS PROXY IS REVOCABLE AND THE UNDERSIGNED MAY REVOKE IT AT ANY TIME
PRIOR TO THE ANNUAL MEETING BY GIVING WRITTEN NOTICE OF SUCH REVOCATION TO THE SECRETARY OF THE COMPANY. SHOULD THE UNDERSIGNED BE PRESENT AND WANT TO VOTE IN PERSON AT THE ANNUAL MEETING, OR AT ANY ADJOURNMENT THEREOF, THE UNDERSIGNED MAY REVOKE THIS PROXY BY GIVING WRITTEN NOTICE OF SUCH REVOCATION TO THE SECRETARY OF THE COMPANY ON A FORM PROVIDED AT THE MEETING. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF A NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY CALLED FOR MAY 25, 2000 AND THE PROXY STATEMENT FOR THE ANNUAL MEETING PRIOR TO THE SIGNING OF THIS PROXY.

               (continued and to be signed on the reverse hereof)
-------------------------------------------------------------------------------
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
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS NOMINEES FOR DIRECTORS AND FOR THE RATIFICATION OF THE APPOINTMENT OF AUDITORS.
                                                        Please mark   [X]
                                                        your votes as
                                                        indicated in
                                                        this example


1.  ELECTION OF DIRECTORS          NOMINEES: George H. Krauss, Michael L. Dahir

FOR all nominees    WITHHOLD       (INSTRUCTIONS: To withhold authority to vote
listed to the      AUTHORITY       for any individual nominee, mark "FOR" but
right (except     to vote for      cross out such nomine's name.)
as marked to      all nominees
the contrary)     listed to the
                  right

    [ ]               [ ]

2. AUDITORS. Ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for fiscal 2000.


                          FOR     AGAINST     ABSTAIN

                          [ ]       [ ]         [ ]


3. To vote, in its discretion, upon any other business that may properly come before the Annual Meeting or any adjournment thereof. Management is not aware of any other matters which should come before the Annual Meeting.


                                ------    Dated:_____________________, 2000
                                      |
                                      |   _________________________________
                                          (Signature)
                                          _________________________________
                                          (Signature if held jointly)

                                        Please sign exactly as name appears
                                        on this proxy. When shares are held
                                        by joint tenants, both should sign.
                                        When signing as attorney, executor,
                                        administrator, trustee or guardian,
                                        please give your fill title. If a
                                        corporation, please sign in full
PLEASE MARK, SIGN, DATE AND RETURN      corporate name by authorized officer.
THE PROXY CARD PROMPTLY USING THE       If a partnership, please sign in
ENCLOSED ENVELOPE.                      partnership name by authorized person.

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